Exhibit 99.1
3M First-Quarter Results Driven by Strong Operational Performance; Company Initiates Full-Year 2024 Guidance Reflecting Completion of Solventum Spin
•Company delivers strong first quarter results:
- Sales of $8.0 billion, down 0.3% YoY; adjusted sales of $7.7 billion with organic growth up ~1% YoY
- GAAP earnings per share of $1.67, down 5% YoY; adjusted earnings of $2.39, up double digits YoY
•Successfully completed the spin of Solventum on April 1st
•Finalized legal settlements for Public Water Suppliers and Combat Arms Earplugs
•Initiates guidance on a continuing operations basis and updates capital allocation framework
•Named William “Bill” Brown as CEO effective May 1st; Mike Roman will become Executive Chairman
ST. PAUL, Minn. – Apr. 30, 2024 − 3M (NYSE: MMM) today reported first-quarter results and initiated its 2024 financial earnings outlook reflecting Solventum as a discontinued operation for the full-year, including Q1.
“We delivered results that were better than our expectations as we returned to organic growth and achieved double digit adjusted earnings growth. We improved performance in our businesses through strong operational execution, completed the spin-off of Solventum, and finalized two major legal settlements,” said 3M chairman and CEO Mike Roman. “The progress we have made in executing our strategic priorities, positions the company for long-term shareholder value creation as Bill Brown assumes the role of 3M CEO.”
First-Quarter Highlights:
•Q1 2024 results are reported inclusive of the Health Care business segment, on the same basis on which 3M provided its first-quarter guidance.

	Q1 2024	Q1 2023
GAAP earnings per share	$1.67	$1.76
Special items:
Net costs for significant litigation	0.44	0.07
Other special items, net	0.28	0.14
Adjusted earnings per share (EPS)	$2.39	$1.97

Memo:
GAAP operating income margin	18.8%	15.4%
Adjusted operating income margin	21.9%	17.9%
•GAAP earnings per share of $1.67 and operating margin of 18.8%.
•Adjusted EPS of $2.39, up 21 percent year-on-year.
•Adjusted operating income margin of 21.9%, an increase of 4.0 percentage points year-on-year.

	GAAP	Adjusted (Non-GAAP)
Net sales (Millions)	$8,003	$7,722
Sales change
Total sales	(0.3)%	0.5%
Components of sales change:
Organic sales[1]	—%	0.8%
Acquisitions/divestitures	0.3%	0.3%
Translation	(0.6)%	(0.6)%
Adjusted sales excludes manufactured PFAS products.
[1]Above adjusted organic sales increase includes a 160 basis point headwind from product portfolio initiatives, disposable respirator comp, and exit of certain small countries.
•Sales of $8.0 billion, down 0.3 percent year-on-year, with organic sales flat year-on-year.
•Adjusted sales of $7.7 billion, up 0.5 percent year-on-year with adjusted organic sales increase of 0.8 percent year-on-year.
•Operating cash flow of $0.8 billion; adjusted free cash flow of $0.8 billion.
•3M returned $835 million to shareholders via dividends.
This document includes reference to certain non-GAAP measures. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.

3M Completes Spin-off of Solventum
On April 1, 3M completed the planned spin-off of its health care business, which formally launched Solventum Corporation as an independent company. Solventum is listed on the New York Stock Exchange as SOLV. 3M retained 19.9% of the outstanding shares of Solventum common stock, which will be monetized within five years following the spin-off.
Solventum Corporation’s financial reporting will differ from the basis of presentation used by 3M for the Health Care segment.
3M Resolves Public Water Supplier and Combat Arms Earplugs Litigation
On March 29, the company's previously announced settlement agreement with U.S. public water suppliers received final approval from the U.S. District Court in Charleston, South Carolina. The agreement includes a pre-tax present value commitment of up to $10.3 billion payable over 13 years, for which the company has previously recorded reserves.
On March 26, 3M announced that, as of the final registration date for the Combat Arms Earplug settlement agreement, more than 99% of claimants are participating in the settlement. Under the terms of the agreement, 3M will pay a total amount of up to $6.0 billion, between 2023 and 2029, to resolve the litigation, provided all participation thresholds are met. This represents a total pre-tax present value of $5.3 billion, for which the company has previously recorded reserves.
Initiating Full-Year 2024 Earnings Outlook Reflecting Solventum as a Discontinued Operation
3M initiated the following full-year 2024 expectations. Beginning in the second quarter of 2024, Solventum's historical earnings results will be reported within 3M's financial statements as discontinued operations. The 2024 earnings outlook below reflects Solventum’s net income as discontinued operations for the full year, including the first quarter of 2024.

		Reflecting Solventum as discontinued operation
	2023 as reported	2023 illustrative[2]	2024 forecast[3]
Total sales growth	(4.5)%	(5.9)%
Adjusted total sales growth	(4.5)%	(6.0)%	(0.25%) to +1.75%
Adjusted organic sales growth	(3.2)%	(4.4)%	flat to +2%
Earnings (loss) per share	$(12.63)	~($15.09) to ($15.24)
Adjusted earnings per share	$9.24	~$5.97 to $6.12	$6.80 to $7.30
In addition, following the spin of Solventum, 3M’s dividend payout ratio is expected to be approximately 40% of adjusted free cash flow. The second-quarter dividend is expected to be declared in May 2024, and is subject to board approval.
23M is supplying preliminary estimated information that is illustrative as if Solventum’s net income was reflected as a discontinued operation. This information is preliminary, unaudited, and based on current estimates, and remains subject to change. See further discussion in the “Supplemental Financial Information Non-GAAP Measures - Reflecting Solventum Net Income as Discontinued Operation” section.
3As further discussed at 10 within the "Supplemental Financial Information Non-GAAP Measures" sections, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.
Conference Call
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at https://investors.3M.com
•Live telephone:
Call 800-343-4136 within the U.S. or +1 203-518-9843 outside the U.S., conference ID: MMMQ124. Please join the call at least 10 minutes before the start time.
•Webcast replay at https://investors.3m.com/financials/quarterly-earnings
•Telephone replay:
Call 800-839-7076 within the U.S. or +1 402-220-6063 outside the U.S. (for both U.S. and outside the U.S., the security code is 6639). The telephone replay will be available until May 7, 2024.

Forward-Looking Statements
This news release contains forward-looking statements. You can identify these statements by the use of words such as “plan,” “expect,” “aim,” “believe,” “project,” “target,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” “would,” “forecast” and other words and terms of similar meaning. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, international trade, geopolitical, capital markets and other external conditions and other factors beyond the Company's control, including inflation, recession, military conflicts, and natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) foreign currency exchange rates and fluctuations in those rates; (3) liabilities and the outcome of contingencies related to certain fluorochemicals; known as “PFAS,” including liabilities related to claims, lawsuits, and government regulatory proceedings concerning various PFAS-related products and chemistries, as well as risks related to the Company’s plans to exit PFAS manufacturing and discontinue use of PFAS across its product portfolio; (4) risks related to the class-action settlement to resolve claims by public water systems in the United States regarding PFAS; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's reports on Form 10-K, 10-Q and 8-K (the “Reports”); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product and service offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy due to shortages, increased demand and wages, supply chain interruptions, or natural or other disasters; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other strategic events resulting from portfolio management actions and other evolving business strategies; (11) operational execution, including the extent to which the Company can realize the benefits of planned productivity improvements, as well as the impact of organizational restructuring activities; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the spin-off of the Company’s Health Care business, including the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; potential business disruption; the diversion of management time; the impact of the transaction on the Company's ability to retain talent; potential impacts on the Company's relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment; the risk that any consents or approvals required will not be obtained; risks under the agreements and obligations entered into in connection with the spin-off, and (16) matters relating to Combat Arms Earplugs (“CAE”), including those related to, the August 2023 settlement that is intended to resolve, to the fullest extent possible, all litigation and alleged claims involving the CAE sold or manufactured by the Company’s subsidiary Aearo Technologies and certain of its affiliates and/or the Company. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME (LOSS)
(Millions, except per-share amounts)
(Unaudited)

	Three months ended March 31,
	2024	2023
Net sales	$8,003	$8,031

Operating expenses
Cost of sales	4,329	4,613
Selling, general and administrative expenses	1,736	1,705
Research, development and related expenses	437	472
Total operating expenses	6,502	6,790
Operating income (loss)	1,501	1,241

Other expense (income), net	264	52

Income (loss) before income taxes	1,237	1,189
Provision (benefit) for income taxes	305	210
Income (loss) of consolidated group	932	979

Income (loss) from unconsolidated subsidiaries, net of taxes	1	2
Net income (loss) including noncontrolling interest	933	981

Less: Net income (loss) attributable to noncontrolling interest	5	5

Net income (loss) attributable to 3M	$928	$976

Weighted average 3M common shares outstanding – basic	555.0	552.7
Earnings (loss) per share attributable to 3M common shareholders — basic	$1.67	$1.77

Weighted average 3M common shares outstanding – diluted	555.9	553.2
Earnings (loss) per share attributable to 3M common shareholders — diluted	$1.67	$1.76

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$10,911	$5,933
Marketable securities – current	60	53
Accounts receivable – net	4,750	4,750
Inventories	4,897	4,822
Prepaids	655	485
Other current assets	340	336
Total current assets	21,613	16,379
Property, plant and equipment – net	9,072	9,159
Operating lease right of use assets	744	759
Goodwill and intangible assets – net	16,914	17,153
Other assets	6,900	7,130
Total assets	$55,243	$50,580
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$820	$2,947
Accounts payable	3,372	3,245
Accrued payroll	607	904
Accrued income taxes	383	365
Operating lease liabilities – current	227	225
Other current liabilities	7,747	7,611
Total current liabilities	13,156	15,297
Long-term debt	20,593	13,088
Other liabilities	16,561	17,327
Total liabilities	50,310	45,712
Total equity	4,933	4,868
Shares outstanding
March 31, 2024: 553,361,257
December 31, 2023: 552,581,136
Total liabilities and equity	$55,243	$50,580

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three months ended March 31,
	2024	2023
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$767	$1,275

Cash flows from investing activities:
Purchases of property, plant and equipment	(375)	(475)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	(11)	86
Other investing activities	(7)	3

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(393)	(386)

Cash flows from financing activities:
Change in debt – net	5,509	(43)
Purchases of treasury stock	(21)	(29)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	18	187
Dividends paid to shareholders	(835)	(827)
Other financing activities	(50)	(4)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	4,621	(716)

Effect of exchange rate changes on cash and cash equivalents	(17)	(4)

Net increase (decrease) in cash and cash equivalents	4,978	169
Cash and cash equivalents at beginning of year	5,933	3,655
Cash and cash equivalents at end of period	$10,911	$3,824

3M Company and Subsidiaries
SALES CHANGE ANALYSIS4
(Unaudited)

	Three months ended March 31, 2024
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	(1.5)%	0.9%	3.3%	—%
Acquisitions	0.6	0.1	0.1	0.4
Divestitures	—	(0.1)	(0.3)	(0.1)
Translation	0.4	(4.3)	1.7	(0.6)
Total sales change	(0.5)%	(3.4)%	4.8%	(0.3)%

	Three months ended March 31, 2024
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	(1.4)%	—%	—%	(0.3)%	(1.7)%
Transportation and Electronics	2.7	1.4	—	(1.5)	2.6
Health Care	1.0	—	(0.3)	(0.4)	0.3
Consumer	(3.9)	—	—	(0.4)	(4.3)
Total Company	—	0.4	(0.1)	(0.6)	(0.3)
4Total sales change is calculated based on reported sales results. The components of sales change include organic local-    currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction and, beginning April 2024, include the impact of commercial agreements associated with the separation of Solventum.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income (loss) as its measure of segment profit/loss, reconciled to both total 3M operating income (loss) and income (loss) before taxes. Business segment operating income (loss) excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2024, 3M made certain changes within its business segments in its continuing effort to improve the alignment of businesses around markets and customers. The changes included the items described below. While they impacted the composition of certain divisions within 3M's business segments, they did not change the overall composition of segments or the measure of segment operating performance used by 3M’s chief operating decision maker (CODM). The financial information presented herein reflects the impact of these changes for all periods presented.
Creation of Industrial Specialties division (within Safety and Industrial business segment) and Commercial Branding and Transportation division (within Transportation and Electronics business segment)
3M created the Industrial Specialties division within Safety and Industrial business segment, which consists of the former Closure and Masking Systems division along with certain products formerly within Industrial Adhesive and Tapes division and the Personal Safety division. Further, 3M created the Commercial Branding and Transportation division within the Transportation and Electronics business segment, which consists of the former Commercial Solutions division and the Transportation Safety division.
Re-alignment from three to four divisions within Consumer business segment
The Consumer business segment re-aligned from three divisions to the following four divisions: Consumer Safety and Well-Being, Home and Auto Care, Home Improvement, and Packaging and Expression.
Division name changes within the Health Care business segment
The names of three of the Heath Care segment's divisions were changed. The Medical Solutions, Oral Care, and Separation and Purification Sciences divisions were renamed to Medical Surgical (MedSurg), Dental Solutions, and Purification and Filtration, respectively.

BUSINESS SEGMENT INFORMATION	Three months ended March 31,
NET SALES
(Millions)	2024	2023
Safety and Industrial	$2,732	$2,779
Transportation and Electronics	2,104	2,050
Health Care	2,017	2,010
Consumer	1,140	1,192
Corporate and Unallocated	10	—
Total Company	$8,003	$8,031

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended March 31,
OPERATING INCOME (LOSS)
(Millions)	2024	2023
Safety and Industrial	$657	$601
Transportation and Electronics	481	294
Health Care	354	360
Consumer	216	179
Total business segment operating income (loss)	1,708	1,434
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(63)	(82)
Divestiture costs	(121)	(102)
Total corporate special items	(184)	(184)
Other corporate (expense) income - net	(23)	(9)
Total Corporate and Unallocated	(207)	(193)
Total Company operating income (loss)	1,501	1,241

Other expense/(income), net	264	52
Income (loss) before income taxes	$1,237	$1,189
Corporate and Unallocated
Corporate and Unallocated operating income (loss) includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023) costs associated with the Aearo portion of respirator mask/asbestos matters were also included in corporate special items. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were not included in the Corporate net costs for significant litigation special item, instead being reflected in the Safety and Industrial business segment. Corporate special items also include divestiture costs and divestiture-related restructuring costs impacting operating income. Divestiture costs include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. Other corporate expense-net includes certain enterprise and governance activities resulting in unallocated corporate costs and other activity and net costs that 3M may choose not to allocate directly to its business segments. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)
In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides certain non-GAAP measures. These measures are not in accordance with, nor are they a substitute for GAAP measures, and may not be comparable to similarly titled measures used by other companies.
Certain measures adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of special items”. Because 3M provides certain information with respect to business segments, it is noteworthy that special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation and manufactured PFAS products items in the “Description of special items” section. The reconciliations below, therefore, also include impacted segments as applicable.
This document contains measures for which 3M provides the reported GAAP measure and a non-GAAP measure adjusted for special items. The document also contains additional measures which are not defined under U.S. GAAP. These measures and reasons 3M believes they are useful to investors (and, as applicable, used by 3M) include:

GAAP amounts for which a measure adjusted for special items is also provided:	Reasons 3M believes the measure is useful
•Net sales (and sales change)
Considered, in addition to segment operating performance, in evaluating and managing operations; useful in understanding underlying business performance, provides additional transparency to special items

•Operating income (loss), segment operating income (loss) and operating income (loss) margin
•Other expense (income), net
•Income (loss) before taxes
•Provision for income taxes and effective tax rate
•Net income (loss)
•Earnings (loss) per share

Additional non-GAAP measures:
•Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion
Used as indicators of strength and ability to generate cash and as indicator of capital deployment; meaningful as measures of performance
•Adjusted EBITDA and adjusted EBITDA margin	Considered in evaluating and managing operations; meaningful in analyses of ongoing underlying operating trends
•Net debt	Meaningful as indicator of liquidity and measure of capital structure strategy
The following provides additional information and applicable GAAP amounts reconciled to non-GAAP measures.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Certain amounts adjusted for special items (non-GAAP measures):

	Three months ended March 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings per diluted share
Safety and Industrial
GAAP amounts		$601	21.6%
Adjustments for special items:
Net costs for significant litigation		(39)
Total special items		(39)
Adjusted amounts (non-GAAP measures)[5]		$562	20.2%
Transportation and Electronics
GAAP amounts	$2,050	$294	14.4%
Adjustments for special items:
Manufactured PFAS products	(345)	(10)
Total special items	(345)	(10)
Adjusted amounts (non-GAAP measures)[5]	$1,705	$284	16.7%
Total Company
GAAP amounts	$8,031	$1,241	15.4%	$52	$1,189	$210	17.7%	$976	$1.76
Adjustments for special items:
Net costs for significant litigation	—	43		—	43	7		36	0.07
Manufactured PFAS products	(345)	(10)		—	(10)	(3)		(7)	(0.01)
Divestiture costs	—	102		—	102	20		82	0.15
Total special items	(345)	135		—	135	24		111	0.21
Adjusted amounts (non-GAAP measures)[5]	$7,686	$1,376	17.9%	$52	$1,324	$234	17.7%	$1,087	$1.97

	Three months ended March 31, 2024
(Dollars in millions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share	Earnings (loss) per diluted share percent change
Safety and Industrial
GAAP amounts			$657	24.1%
Adjustments for special items:
Net costs for significant litigation			7
Total special items			7
Adjusted amounts (non-GAAP measures)[5]			$664	24.3%
Transportation and Electronics
GAAP amounts	$2,104	2.6%	$481	22.9%
Adjustments for special items:
Manufactured PFAS products	(281)		(2)
Total special items	(281)		(2)
Adjusted amounts (non-GAAP measures)[5]	$1,823	6.9%	$479	26.3%
Total Company
GAAP amounts	$8,003	(0.3)%	$1,501	18.8%	$264	$1,237	$305	24.7%	$928	$1.67	(5)%
Adjustments for special items:
Net costs for significant litigation	—		70		(204)	274	31		243	0.44
Manufactured PFAS products	(281)		(2)		—	(2)	(1)		(1)	—
Divestiture costs	—		121		(44)	165	8		157	0.28
Total special items	(281)		189		(248)	437	38		399	0.72
Adjusted amounts (non-GAAP measures)[5]	$7,722	0.5%	$1,690	21.9%	$16	$1,674	$343	20.5%	$1,327	$2.39	21%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Year ended December 31, 2023
(Dollars in millions, except per share amounts)	Net sales	Sales change	Income (loss) before taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) attributable to 3M	Earnings (loss) per diluted share
Total Company
GAAP amounts	$32,681	(4.5)%	$(9,688)	$(2,691)	27.8%	$(6,995)	$(12.63)
Adjustments for special items:
Net costs for significant litigation[6]	—		15,245	3,615		11,630	21.00
Manufactured PFAS products	(1,289)		205	50		155	0.28
Gain on business divestitures	—		(36)	(11)		(25)	(0.05)
Russia exit charges (benefits)	—		(18)	3		(21)	(0.04)
Divestiture costs	—		496	118		378	0.68
Total special items	(1,289)		15,892	3,775		12,117	21.87
Adjusted amounts (non-GAAP measures)[5]	$31,392	(4.5)%	$6,204	$1,084	17.5%	$5,122	$9.24
5These items represent amounts adjusted for special items. See lead-in to non-GAAP measures discussion.
6For the per share amount, this includes adjusting-out the impact of this item causing weighted average shares outstanding to be the same for both basic and diluted loss per share in periods of resulting net losses.

	Year ended December 31, 2023
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	(3.2)%	0.2%	(0.9)%	(0.6)%	(4.5)%
Remove manufactured PFAS products special item impact	—	—	(0.1)	0.1	—
Adjusted total Company (non-GAAP measures)[5]	(3.2)%	0.2%	(1.0)%	(0.5)%	(4.5)%

	Three months ended March 31, 2024
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company	—%	0.4%	(0.1)%	(0.6)%	(0.3)%
Remove manufactured PFAS products special item impact	0.8	—	—	—	0.8
Adjusted total Company (non-GAAP measures)[5]	0.8%	0.4%	(0.1)%	(0.6)%	0.5%

Transportation and Electronics	2.7%	1.4%	—%	(1.5)%	2.6%
Remove manufactured PFAS products special item impact	4.0	0.3	—	—	4.3
Adjusted Transportation and Electronics (non-GAAP measures)[5]	6.7%	1.7%	—%	(1.5)%	6.9%

By Geographic Area
Americas	(1.5)%	0.6%	—%	0.4%	(0.5)%
Remove manufactured PFAS products special item impact	0.6	—	—	—	0.6
Adjusted Americas (non-GAAP measures)[5]	(0.9)%	0.6%	—%	0.4%	0.1%

Asia Pacific	0.9%	0.1%	(0.1)%	(4.3)%	(3.4)%
Remove manufactured PFAS products special item impact	1.7	—	—	—	1.7
Adjusted Asia Pacific (non-GAAP measures)[5]	2.6%	0.1%	(0.1)%	(4.3)%	(1.7)%

Europe, Middle East & Africa	3.3%	0.1%	(0.3)%	1.7%	4.8%
Remove manufactured PFAS products special item impact	—	—	—	—	—
Adjusted Europe, Middle East & Africa (non-GAAP measures)[5]	3.3%	0.1%	(0.3)%	1.7%	4.8%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted net cash provided by (used in) operating activities; adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures); adjusted free cash flow and adjusted free cash flow conversion (non-GAAP measures):

	Three months ended March 31,
Major GAAP Cash Flow Categories (dollars in millions)	2024	2023
Net cash provided by (used in) operating activities	$767	$1,275
Net cash provided by (used in) investing activities	(393)	(386)
Net cash provided by (used in) financing activities	4,621	(716)

	Three months ended March 31,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2024	2023
Net cash provided by (used in) operating activities	$767	$1,275
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	351	58
Divestiture costs after-tax payment impacts	139	43
Divestiture-related restructuring after-tax payment impacts	1	2
Manufactured PFAS products impact after-tax payment impacts	(70)	13
Total adjustments for special items	421	116
Adjusted net cash provided by (used in) operating activities (non-GAAP measure)[7]	$1,188	$1,391
Purchases of property, plant and equipment (PPE)	(375)	(475)
Manufactured PFAS products impact - removing related purchases of PPE	20	30
Adjusted purchases of PPE (non-GAAP measure)[7]	$(355)	$(445)
Adjusted free cash flow (non-GAAP measure)[7]	$833	$946

Adjusted net income (loss) attributable to 3M (non-GAAP measure)[5]	$1,327	$1,087
Adjusted free cash flow conversion (non-GAAP measure)[7]	63%	87%

73M defines adjusted net cash provided by (used in) operating activities as net cash provided by operating activities, adjusted for special items. 3M defines adjusted purchases of property, plant and equipment (also referred to as adjusted capital expenditures) as purchases of property, plant and equipment (PPE) adjusted for the estimated impact of such purchases associated with manufactured PFAS products activity. 3M defines adjusted free cash flow as adjusted net cash provided by (used in) operating activities less adjusted purchases of PPE. Cash payments/receipts associated with special items in the determination of adjusted net cash provided by (used in) operating activities are reflected net of applicable tax. The cash tax impact for the portion of payments of costs for significant litigation under the 2023 settlement agreements relative to Combat Arms Earplugs and relative to public water systems regarding PFAS is based on the timing/amount of the actual cash tax deduction (which differs from the timing of the pre-tax settlement payments). The impacts of certain tax-related divestiture costs are based on applicable tax rates and the timing of tax payments relative to underlying separation transactions. For other special items, the cash tax impact is estimated using the U.S. statutory corporate tax rate during the period of payment/receipt. 3M defines adjusted free cash flow conversion as adjusted free cash flow divided by net income (loss) attributable to 3M, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted EBITDA and adjusted EBITDA margin (non-GAAP measures):

	Adjusted EBITDA (non-GAAP measure)[8]		Adjusted EBITDA margin (non-GAAP measure)[8]
	Three months ended March 31,		Three months ended March 31,
(Dollars in millions)	2024	2023	2024	2023
Safety and Industrial	$799	$696	29.3%	25.0%
Transportation and Electronics	562	361	30.8%	21.2%
Health Care	504	510	25.0%	25.3%
Consumer	254	217	22.3%	18.2%
Corporate and Unallocated	(23)	29
Total Company	$2,096	$1,813	27.1%	23.6%

	Three months ended March 31,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2024	2023
Adjusted net sales (non-GAAP measure)[5]	$7,722	$7,686

Net income (loss) attributable to 3M	928	976
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	5	5
(Income)/loss from unconsolidated subsidiaries, net of taxes	(1)	(2)
Provision for income taxes	305	210
Other expense/(income):
Interest (Income)/expense	275	83
Pension & OPEB non-service cost (benefit)	(11)	(31)
Depreciation and amortization (DA) expense	430	466
Adjustments for special items:
Net costs for significant litigation	70	43
Manufactured PFAS products impact:
Remove manufactured PFAS products operating (income) loss	(2)	(10)
Subtract PFAS-related amount included in DA above	(24)	(29)
Divestiture costs	121	102
Total special items	165	106
Adjusted EBITDA (non-GAAP measure)[8]	$2,096	$1,813
Adjusted EBITDA margin (non-GAAP measure)[8]	27.1%	23.6%
83M defines adjusted EBITDA as net income (loss) attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest,(income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, 3M defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for special items that is then further adjusted for depreciation and amortization (DA) expense, net of the PFAS-related amount included in DA. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales, adjusted for special items.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2024 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[5]	$2,732	$1,823	$2,017	$1,140	$10	$7,722
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[5]	$664	$479	$354	$216	$(23)	$1,690
Add/(subtract):
Add depreciation and amortization (DA) expense	135	107	150	38	—	430
Subtract PFAS-related amount included in DA above	—	(24)	—	—	—	(24)
Adjusted EBITDA (non-GAAP measure)[8]	$799	$562	$504	$254	$(23)	$2,096
Adjusted EBITDA margin (non-GAAP measure)[8]	29.3%	30.8%	25.0%	22.3%		27.1%

Adjusted EBITDA (non-GAAP measure) Three months ended March 31, 2023 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Adjusted net sales (non-GAAP measure)[5]	$2,779	$1,705	$2,010	$1,192	$—	$7,686
Business segment operating income (loss) (measure of segment operating performance), adjusted for special items (non-GAAP measure)[5]	$562	$284	$360	$179	$(9)	$1,376
Add/(subtract):
Add depreciation and amortization (DA) expense	134	106	150	38	38	466
Subtract PFAS-related amount included in DA above	—	(29)	—	—	—	(29)
Adjusted EBITDA (non-GAAP measure)[8]	$696	$361	$510	$217	$29	$1,813
Adjusted EBITDA margin (non-GAAP measure)[8]	25.0%	21.2%	25.3%	18.2%		23.6%
Net debt (non-GAAP measure):

Net Debt (non-GAAP measure)	March 31, 2024	December 31, 2023
Total debt	$21,413	$16,035
Less: Cash, cash equivalents and marketable securities	10,991	6,006
Net debt (non-GAAP measure)[9]	$10,422	$10,029
9The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Description of special items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos (which include Aearo and non-Aearo items), PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities (including interest imputation on applicable settlement obligations), external legal fees, and insurance recoveries, along with the associated tax impacts. These costs also include the impact on the determination of earnings per diluted share of 3M’s option to satisfy a portion of amounts under the Combat Arms Earplugs settlement in shares. 3M does not consider the elements of the net costs associated with these matters to be normal, operating expenses related to the Company’s ongoing operations, revenue generating activities, business strategy, industry, and regulatory environment. Net costs related to respirator mask/asbestos are reflected as special items in the Safety and Industrial business segment while those impacting operating income (loss) associated with PFAS-related other environmental and Combat Arms Earplugs matters are reflected as corporate special items in Corporate and Unallocated. In addition, during the voluntary chapter 11 bankruptcy period (which began in July 2022 and ended in June 2023), costs associated with the Aearo portion of respirator mask/asbestos matters were reflected in corporate special items in Corporate and Unallocated. Prior to the bankruptcy, costs associated with Combat Arms Earplugs matters were reflected as part of special items in the Safety and Industrial business segment. In the first quarter of 2024 and 2023, 3M made payments of approximately $371 million and $73 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture, including net tax costs of entity structuring associated with the separation of Solventum. These also include interest expense on debt issued by Solventum for the period outstanding prior to the April 1, 2024 completion of the separation of Solventum from 3M. In the first quarter of 2024 and 2023, 3M made payments of approximately $134 million and $54 million, respectively, associated with divestiture costs.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the first quarter of 2024 and 2023, 3M made payments of approximately $2 million and $3 million, respectively, associated with divestiture-related restructuring actions.
Manufactured PFAS products:
•These amounts relate to sales and estimates of income (loss) and associated activity regarding manufactured PFAS products that 3M plans to exit by the end of 2025 included within the Transportation and Electronics business segment. Estimated income does not contemplate impacts on non-operating items such as net interest income/expense and the non-service cost components portion of defined benefit plan net periodic benefit costs. Relative to the impact of the activity of manufactured PFAS products on cash provided by (used in) operating activities, amounts are based on estimates of associated income, depreciation/amortization, certain changes in working capital and accruals, and timing of associated payments.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - REFLECTING SOLVENTUM INCOME (LOSS) AS DISCONTINUED OPERATION
(Unaudited)
The spin-off of Solventum, the former 3M Health Care business, was completed on April 1, 2024. Beginning in the second quarter of 2024, Solventum's historical net income will be reported within 3M's financial statements as discontinued operations. However, 3M’s 2024 earnings outlook guidance reflects Solventum as discontinued operations for the full year, including the first quarter of 2024. Therefore, 3M is supplying the accompanying preliminary estimated information that is illustrative as if Solventum were reflected as a discontinued operation for certain historical periods. This financial information should be read together with the financial information included in 3M’s Current Report on Form 8-K filed April 4, 2024, and with the audited financial information (including the accompanying notes), Management Discussion and Analysis and other information included in 3M’s Annual Report on Form 10-K for the year ended December 31, 2023. The financial information that follows does not revise or otherwise amend or restate any previously filed financial information of 3M. This information is preliminary, unaudited, and based on current estimates, and remains subject to change.

Reflecting Solventum income as discontinued operation	2024 forecast
2024 adjusted earnings per share (non-GAAP measure)[5,10]	$6.80 to $7.30
2024 adjusted other expense (income), net (non-GAAP measure)[5,10]	~$75 to $100 million
2024 adjusted effective tax rate (non-GAAP measure)[5,10]	19% to 20%

103M provides these forward-looking non-GAAP measures, but cannot, without unreasonable effort, forecast certain items to present or provide a reconciliation to corresponding forecasted GAAP measures. These include special items such as net costs for significant litigation; projected divestiture gains; divestiture costs; divestiture-related restructuring; and net sales and estimates of income and associated activity of exited manufactured PFAS products all of which are subject to limitations in predictability of timing, ultimate outcome and numerous conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested or acquired businesses on expected operations in forecasted outlook guidance it provides until close of a transaction. Information with respect to special items for certain historical periods is included in the section entitled “Description of special items”.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - REFLECTING SOLVENTUM NET INCOME AS DISCONTINUED OPERATION - (CONTINUED)
(Unaudited)

(Dollars in billions, except per share amounts)	Net sales	Sales change	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) from continuing operations per diluted share
For the year ended December 31, 2022
As reported	$34.2
Solventum discontinued operations	(8.1)
Revised - reflecting continuing operations	$26.2
Adjustments for special items:
Manufactured PFAS products	(1.4)
Continuing operations adjusted amounts (non-GAAP measures)[5]	$24.8
For the year ended December 31, 2023
As reported	$32.7	(4.5)%	$(9.1)	(27.9)%	$0.6	$(9.7)	$(2.7)	27.8%	$(7.0)	$(12.63)
Solventum discontinued operations	(8.1)		~(1.5) to (1.6)		—	~(1.5) to (1.6)	~(0.2)		~(1.3) to (1.4)	~(2.46) to (2.61)
Revised - reflecting continuing operations	$24.6	(5.9)%	~($10.6) to ($10.7)	~(43%) to (44%)	~0.6	~($11.2) to ($11.3)	~($2.9)	~25.4 to 25.5%	~($8.3) to ($8.4)	~($15.09) to ($15.24)
Adjustments for special items:
Net costs for significant litigation	—		14.87		(0.4)	15.25	3.62		11.63	21.00
Manufactured PFAS products	(1.3)		0.21		—	0.21	0.05		0.16	0.28
Gain on business divestitures	—		(0.04)		—	(0.04)	(0.01)		(0.03)	(0.05)
Russia exit charges (benefits)	—		(0.02)		—	(0.02)	0.00		(0.02)	(0.04)
Divestiture costs	—		0.01		—	0.01	0.00		0.01	0.02
Total special items	(1.3)		15.0		(0.4)	15.4	3.7		11.7	21.21
Continuing operations adjusted amounts (non-GAAP measures)[5]	$23.3	(6.0)%	~$4.3 to $4.4	~18.5% to 18.9%	~$0.2	~$4.1 to $4.2	~$0.8	~19.1% to 19.3%	~$3.3 to $3.4	~$5.97 to $6.12
Amounts may not foot or cross-foot due to rounding.

(Dollars in billions, except per share amounts)	Net sales	Operating income (loss)	Operating income (loss) margin	Other expense (income), net	Income (loss) from continuing operations before income taxes	Provision (benefit) for income taxes	Effective tax rate	Net income (loss) from continuing operations attributable to 3M	Earnings (loss) from continuing operations per diluted share
For the quarter ended March 31, 2023
As reported	$8.0	$1.2	15.4%	$0.1	$1.2	$0.2	17.7%	$1.0	$1.76
Solventum discontinued operations	(2.0)	~(0.4)		—	~(0.4)	~(0.1)		~(0.3)	~(0.55) to (0.58)
Revised - reflecting continuing operations	$6.1	~$0.9	~14.1% to 14.5%	$0.1	~$0.8	~$0.1	~17.9%	~$0.7	~$1.18 to $1.21
Adjustments for special items:
Net costs for significant litigation	—	0.04		—	0.04	0.01		0.04	0.07
Manufactured PFAS products	(0.3)	(0.01)		—	(0.01)	—		(0.01)	(0.01)
Divestiture costs	—	—		—	—	—		—	—
Total special items	(0.3)	0.04		—	0.04	0.00		0.03	0.06
Continuing operations adjusted amounts (non-GAAP measures)[5]	$5.7	~$0.9	~15.6% to 16.0%	~$0.1	~$0.8 to $0.9	~$0.1 to 0.2	~17.7%	~$0.7	~$1.24 to $1.27
For the quarter ended March 31, 2024
As reported	$8.0	$1.5	18.8%	$0.3	$1.2	$0.3	24.7%	$0.9	$1.67
Solventum discontinued operations	(2.0)	~0.3 to 0.4		—	~(0.3)	~(0.1)		~(0.2)	~(0.38) to (0.42)
Revised - reflecting continuing operations	$6.0	~$1.1 to $1.2	~18.9% to 19.3%	~$0.2	~$0.9	~$0.2	~23.7%	~$0.7	~$1.25 to $1.29
Adjustments for special items:
Net costs for significant litigation	—	0.07		(0.20)	0.27	0.03		0.24	0.44
Manufactured PFAS products	(0.3)	—		—	—	—		—	—
Divestiture costs	—	0.01		—	0.01	—		—	—
Total special items	(0.3)	0.07		(0.20)	0.28	0.03		0.25	0.44
Continuing operations adjusted amounts (non-GAAP measures)[5]	$5.7	~$1.2	~21.1% to 21.5%	—	~$1.2	~$0.2 to $0.3	~20.9%	~$0.9 to $1.0	~$1.69 to $1.73
Amounts may not foot or cross-foot due to rounding.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES - REFLECTING SOLVENTUM NET INCOME AS DISCONTINUED OPERATION - (CONTINUED)
(Unaudited)

	Full-Year 2024 Forecast
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[10]	flat to +2%	—%	0.75%	(1)%	(0.25%) to +1.75%
Remove manufactured PFAS products impact[10]	—%	—%	—%	—%	—%
Adjusted total Company (non-GAAP measures)[5,10]	flat to +2%	—%	0.75%	(1)%	(0.25%) to +1.75%

	Year ended December 31, 2023
Sales Change[4]	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Total Company[10]	(4.2)%	0.3%	(1.3)%	(0.7)%	(5.9)%
Remove manufactured PFAS products impact[10]	(0.2)	—	—	0.1	(0.1)
Adjusted total Company (non-GAAP measures)[5,10]	(4.4)%	0.3%	(1.3)%	(0.6)%	(6.0)%

About 3M
3M (NYSE: MMM) believes science helps create a brighter world for everyone. By unlocking the power of people, ideas and science to reimagine what's possible, our global team uniquely addresses the opportunities and challenges of our customers, communities, and planet. Learn how we're working to improve lives and make what's next at 3M.com/news.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M News Center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the News Center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as @3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Eric Herron, 651-233-0043
Media Contact:
Sean Lynch, slynch2@mmm.com